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                                                                   Exhibit 10.53


                                     FORM 19
                               THE LAND TITLES ACT
                                  (CHAPTER 157)

                                  (SECTION 76)

                                      LEASE


DESCRIPTION OF LAND
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
  Reference to Land Registrar     Mukim Town Subdivision             Lot                         Whole or Part

                                                                                         (If part only, give details)
Volume     Folio
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352                  161                 Mukim 18                   11046             The whole of Lot 11046 of Mukim 18
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                                   THE LESSOR

LESSOR

                     HOUSING AND DEVELOPMENT BOARD, a body corporate incorporated under the Housing and Development Act and having its office at HDB Centre, 3451 Jalan Bukit Merah, Singapore 0315

                     HEREBY LEASES the registered estate or interest in the land above described (hereinafter referred to as "the demissed premises") to


                                   THE LESSEE

LESSEE

                     MAXTOR SINGAPORE LIMITED, a company incorporated in Bahamas Island and having its registered office at 36, Robinson Road #17-00, City House, Singapore 0106 (Company Registration No: 03305/F-G)




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TERM OF LEASE

as tenant fot the term of Thirty (30) years commencing from the 1st day of December 1988, YIELDING AND PAYING therefor the yearly rent of Dollars Five Hundred and Thirty Four Thousand and Seventy Eight ($534,078.00) without deductions and in advance every quarter without demand commencing on the 1st day of December 1988 and shall be at the rate of $30.00 per square metre per annum from the 1st day of December 1988 (hereinafter referred to as "the Initial Rent") which rate shall be subject to revision on the 1st day of December 1987 to a rate based on the market rent on the date of such revision determined in the manner following but so that the increase shlall not exceed seven point six percent (7.6%) of the Initial Rent. The yearly rent so revised in 1987 shall be subject to revision every year from the 1st day of December 1987 and shall be at the rate based on the market rent on the respective dates determined in manner following but so that the increase shall not exceed seven point six percent (7.6%) of the yearly rent for each immediately preceding year. The market rent in this context shall mean the rent per square metre per annum of the said land excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned and the decision of the Lessor shall be final. SUBJECT to the following PRIOR ENCUMBRANCES and the convenants and conditions hereinafter set out.

PRIOR ENCUMBRANCES          NIL

                             CONVENTS AND CONDITIONS

        The Lessee for itself and its successors and assigns hereby convenants with the Lessor as follows: -

1. Not to demise, transfer, assign, mortgage, let, sublet, underlet, license or part with the possession of the said land or any part thereof in whatsoever manner and not to effect any form of reconstruction howsoever brought about including any form of amalgamation or merger with or take-over by another company, firm or body or party, without first obtaining the consent of the Lessor in writing. Section 17 of the Conveyancing Law of Property Act (Chapter
81) shall not apply. Any consent, if granted by the Lessor shall be given on such terms and conditions as the Lessor may in its entire and unfettered discretion deem fit to impose and shall include -

                (a) full revision of the rental to the prevailing market rate from the date of assignment;

                (b) payment of such administrative fee as determined by the Lessor.

2. Not to use the said land or any part thereof for any illegal or immoral purpose.

3. Not to use or to permit or suffer the said land or any building thereon to be used otherwise than as a factory to manufacture high capacity Winchester Disk Drives and Electronic

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Devices subject to the approval of the Competent Authority appointed under
Section 3 of the Planning Act.

4. Not to erect permit or suffer to be carried out any construction of chimneys or ducts of any kind whatsoever in or at any part of the buildings for the purpose of discharging smoke gas fume or any other substance connected directly or indirectly with the manufacturing processes.

5. Not without the consent in writing of the Lessor to affix or exhibit or erect or paint or permit or suffer to be affixed or exhibited or erected or painted on or upon any part of the exterior of the demised premises or of the external walls or rails or fences thereof any nameplate signboard placard poster or other advertisement or hoarding.

6. To make reasonable provision against and be responsible for all loss injury or damage to any person or property including that of the Lessor for which the Lessee may be held liable arising out of or in connection with the occupation and use of the demised premises and to indemnify the Lessor against all proceedings claims costs and expenses which he may incur or for which he may be held liable as a result of any act neglect or default of the Lessee its servants contractors or agents.

7. Not to effect a change of name without the prior consent in writing of the Lessor PROVIDED THAT on every change of name the Lessee shall pay to the Lessor a fee to be specified by the Lessor in relation to such consent.

8. Not to install and/or use any electrical installations, machines or apparatus that may cause or causes heavy power surge, high frequency voltage and current, air borne noise, vibration or any electrical or mechanical interference or disturbance whatsoever which may prevent or prevents in any way the service or use of any communication system or affects the operation of other equipment, installations, machinery, apparatus or plants of other Lessees and in connection therewith, to allow the Lessor or any authorized persons to inspect at all reasonable times, such installations, machines or apparatus in the demised premises to determine the source of the interference or disturbance and thereupon, to take suitable measures, at the Lessee's own expense, to eliminate or reduce such interference or disturbance to the Lessor's satisfaction, if it is found by the Lessor or such authorized person that the Lessee's electrical installations, machines or apparatus is causing or contributing to the said interference or disturbance.

9. To indemnify the Lessor against any claims, proceedings, action, losses, penalties, damages, expenses, costs, demands which may arise in connection with Clause 8 above.

10. To make good and sufficient provision for the safe and efficient disposal of all waste including but not limited to pollutants generated at the said land to the requirements and satisfaction of the Lessor and other relevant Government authorities PROVIDED THAT in the event of any default by the Lessee under this convenant the Lessor may carry out such remedial measures as he thinks necessary and all costs and expenses incurred thereby shall be recoverable forthwith from the Lessee as a debt.

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11. On or before the execution of the lease, the Lessee shall supply to the
Lessor in writing a list of names of its existing shareholders and particulars of the classes of shares held by each and every shareholder and the value thereof and such list shall be duly certified to be correct by a director of the company.

12. The Lessor further covenants with the Lessee that he shall at the written request of the Lessee made not less than twelve (12) months before the expiry of the said term but not earlier than the twenty-eighth (28th) year of said term grant to the Lessee a Lease of the said land for a further term of thirty (30) years (hereinafter referred to as "the further term") which shall commence from the data immediately following the expiration of the said term on the same terms and conditions and containing like convenants as are herein contained with the exception of the present covenant for renewal or such variations or modifications as shall be imposed by the Lessor PROVIDED THAT: -

        (i) there be no existing breach(es) or non-observance(s) of any of the covenants and conditions herein contained on the part of the Lessee to be observed or performed)

        (ii) the rental payable for the further term shall be as set out hereunder: -

                (a) The yearly rent for the further term shall be at the rate based on the market rent at the commencement of the further term (hereinafter referred to as the "Second Initial Rent") which rate shall however be subject to a revision on the 1st day of December 2016 to a rate based on the market rent on the date of such revision determined in the manner following but so that the increase shall not exceed seven point six percent (7.6%) of the Second Initial Rent.

                (b) The yearly rent so revised shall be subject to revision every year from the 1st day of December 2016 and shall be at the rate based on the market rent on the respective dates determined in the manner following but so that the increase shall not exceed seven point six percent (7.6%) of the yearly rent for each immediately preceding year.

                (c) The market rent and the time of payment of the yearly rent shall be as aforesaid.

                (d) Any demise, transfer, assignment or parting of possession of the said land or any part thereof by the Lessee in whatsoever manner within five
(5) years of the commencement of the further term will be approved by the Lessor only upon payment by the Lessee of a fee (hereinafter called the "additional fee") which shall be equivalent to the value of the buildings and there shall also be a full revision of the rental to the prevailing market rate from the date of assignment and payment of such administrative fee as determined by the Lessor as provided under Clause 1 herein contained. The value of the buildings shall be determined by the Lessor alone and the Lessor's assessment shall be final and conclusive and not be subject or open to review by the Lessee. PROVIDED THAT the Lessee shall not be required to pay the additional fee for any demise, transfer, assignment or parting with possession of the said land or any part thereof by the Lessee in whatsoever manner after the aforesaid five (5) years period.


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                (e) All costs expenses charges legal or otherwise including stamp duty and the Lessor's legal costs of or connected with the preparation completion and registration of the Lessee for the further term of thirty (30) years shall be borne by the Lessee.

13. To perform observe and be bound by: -

        (a) the covenants, conditions and powers implied by law in instruments of lease or to such of them as are not expressly negatived or modified by this Instrument on the Memorandum of Lease hereinafter referred to;

        (b) the covenants and conditions set forth in the Memorandum of Lease filed in the Registry of Titles and numbered as ML/24 all of which terms covenants and conditions shall form part of the Instrument as if fully set out herein and shall apply insofar as they are not expressly negative or modified by this Instrument.

DATE OF LEASE  28th March 1991

[SEAL]

EXECUTION OF             The COMMON SEAL of             )
LESSOR                   HOUSING AND DEVELOPMENT        )
                         BOARD was hereunto affixed in  )
                         the presence of:-              )

                         /s/ Dr. Lim Hian Kiang     MEMBER
                         --------------------------
                         Dr. Lim Hian Kiang

                         /s/ Tan Hian Hwee          OFFICER
                         --------------------------
                         Tan Hian Hwee


EXECUTION OF             The COMMON SEAL of             )
LESSER                   LESSEE was hereunto affixed in )
                         the presence of:-              )

                         /s/ James M. McCoy         DIRECTOR
                         --------------------------
                         James M. McCoy

                         /s/ David M. Kowalski      SECRETARY
                         --------------------------
                         David M. Kowalski


CERTIFICATE OF DUPLICATION OF INSTRUMENT
----------------------------------------

I AUDREY YANG OON HUI of Sant Singh & Partners hereby certify that I have carefully compared this duplicate instrument with the original and that it is a true copy thereof.
                         /s/ Audrey Yang Oon Hui
                         -------------------------
                         27/6/92


     I, CHAN WENG KEE the Solicitor for the Lessor hereby certify, pursuant to
Section 54 of the Land Titles Act, that this instrument is correct for the purposes of the said Act.

     I, AUDREY YANG OON HUI the Solicitor for the Lessee hereby certify, pursuant to Section 54 of the Land Titles Act, that this instrument is correct for the purposes of the said Act.

     I, AUDREY YANG OON HUI the Solicitor for the Lessee hereby certify that according to the information supplied to me within the last four (4) weeks by the Chief Planner, URA the within land is zoned "Industry" and the within premises is for industrial use.

     Dated this 1st day of June 1992.

                         /s/ Audrey Yang Oon Hui
                         -------------------------
                         Audrey Yang Oon Hui



     I, AUDREY YANG OON HUI the Solicitor for the Lessee hereby certify that the place of incorporation of the Lessee as abovementioned specified in the within instrument have been verified from the Certificate of Incorporation produced and shown to me and are found to be correct.

     Dated this 28th day of March 1991.

                         /s/ Audrey Yang Oon Hui
                         -------------------------
                         Audrey Yang Oon Hui  8/19


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